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Exhibit 10.7                     Management Agreement

                                 MANAGEMENT AGREEMENT

          This Management Agreement ("Agreement") is entered into this 24th day of April, 1997, by and among the following named individuals: Dale Paisley ("Paisley"), William M. Alverson ("Alverson"), Mark Guest ("Guest"), Doug Baetz ("Baetz") and Glenn Gallant ("Gallant") Messrs. Paisley, Guest and Alverson are collectively referred to as the "TII Parties".

                                       RECITALS

          A. Paisley, Guest and Alverson are the duly elected three directors of Travelmax International, Inc., a Utah corporation ("TII-Utah") and Travelmax International, Inc., a California corporation ("TII-California")(collectively, TII-Utah and TII-California are referred to as the "Companies"). Paisley is also the Chief Financial Officer, Guest is the Executive Vice President and Alverson is the Chief Executive Officer of the Companies. The Companies are, or are on the verge of being, insolvent.


          B. Baetz and Gallant are independent businessmen who are in the position of being able to provide or arrange for additional capital and other financing for troubled businesses and who are capable of assuming management duties on behalf of the Companies. Notwithstanding the condition of the Companies, Baetz and Gallant are willing to accept election to the board of directors of the Companies and to accept appointment as officers of the Companies, subject to the terms of this Agreement.

          C. The directors and officers of the Company, Alverson, Guest and Paisley, and the TII Parties agree that for the sake of saving the Companies from bankruptcy, insolvency or other or further harm, it would in the best interests of the Companies and the shareholders for: (i) Paisley and Alverson to resign their respective positions as directors and officers of the Companies, as applicable, and for Baetz and Gallant to replace Alverson and Paisley as directors and officers of the Companies on the terms set forth in this Agreement; and (ii) TII-Utah to issue to Gallant and Baetz shares of its common stock in consideration for the services rendered and actions taken by them for the preservation of TII-Utah, as described herein.

          In consideration of the foregoing, the parties agree as follows:

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          1.  RESIGNATIONS AND ACCEPTANCE OF ELECTION.  Contemporaneous with the execution of this Agreement, Paisley and Alverson shall resign all positions as directors and officers of TII-Utah and TII-California by executing and delivering to the Secretary or another executive officer of the Companies the Resignations attached hereto as Exhibits A and B, respectively; provided, however, that Paisley shall resign first and effective upon his resignation, the two remaining directors, Mark Guest ("Guest") and Alverson, shall elect Baetz a director of each of the Companies by executing the Directors' Action by Unanimous Written Consent in the forms attached as Exhibits C and D, to fill the vacancy caused by the resignation of Paisley and further provided, that Alverson shall resign immediately thereafter and effective upon his resignation, the two remaining directors, Guest and Baetz, shall elect Gallant a director of each of the Companies by executing the Directors' Action by Unanimous Written Consent in the forms attached as Exhibit E and F, to fill the vacancy caused by the resignation of Alverson. Baetz and Gallant each agree to accept their respective election as a director of each of TII-Utah and TII-California and to use their best business judgment and business skills for and on behalf of, and for the benefit of, the Companies. The resignations of directors Paisley and Alverson shall be effective only after said directors have executed the Unanimous Written Consent pursuant to Paragraph 6, below, and attached as
Exhibit I, regarding the issuance of shares of TII-Utah capital stock.

          2. COOPERATION. In order to assist in the recovery of the Companies and the transition to new management, after their resignations, the TII Parties shall cooperate with the Companies by providing such information and taking such actions as the Companies and its representatives may reasonably request or as may be contemplated by the terms of this Agreement. Without limitation, Paisley and Alverson agree to cooperate in deleting their names, signatures and authorizations from all bank accounts, credit cards and other assets of the Companies.

          3. THE COMPANIES' ASSETS. Each of the TII Parties represents and warrants to Baetz and Gallant and to the Companies that the assets listed in Exhibit G are a true and complete list of all of the property, perquisites and other assets and benefits of the Companies in the possession or control of each of them or which either of them enjoy or may utilize or to which either of them have access, as of the date of this Agreement (collectively, the "Assets"). As promptly as possible but in no event later than 2 business days after the execution of this Agreement, each of the TII Parties shall return to the Companies, or relinquish to the Companies the control of, all of the Companies' Assets identified in Exhibit G, by physically delivering the Assets, where possible (such as, for example, files, lists, trade secret and other Confidential Information (as defined below) of the Companies, equipment automobiles, manuals, marketing and program materials) and/or by physically delivering the means to access, use or control Assets (such as, for example, membership cards, access cards, checks and other financial instruments, credit and debit cards, keys, maps, directions, access codes and signature cards) to the Companies at their headquarters at 3388 Via Lido, Newport Beach, CA 92663. The TII Parties shall cooperate fully in the return of the Assets to the Companies, including but not limited to, any changes in title or registration or removal of their names from access or use of Assets.

          4. NONSOLICITATION. From the date of this Agreement and thereafter for the maximum period of time permitted by law, none of the TII Parties shall solicit for employment or hire any employees of the Companies, except with the prior written consent of the Companies.

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     5.  NONDISCLOSURE AND NON-USE OF CONFIDENTIAL INFORMATION.  Each of the
TII Parties agrees and represents that each knows, has used on behalf of the Companies and each has had access to, all of the confidential, non-public and proprietary information concerning the business and operations of the Companies, including, but not limited to, trade secrets, know-how, lists, manuals, structures and programs (collectively, the "Confidential Information"). Confidential Information shall not include any information that becomes generally available to the public other than as a result of disclosure by any of the TII Parties in violation of this Agreement. Each represents, warrants and covenants that for the maximum period permitted by law, he will not disclose or use Confidential Information for any purpose whatsoever, including any purpose competitive with the Companies' business or in a manner which may otherwise harm or detract from the Companies' business, provided, however, that their use of Confidential Information in connection with cooperating with the Companies as required under this Agreement shall not be considered a breach of this covenant. Each of the TII Parties further agrees to return to the Companies all Confidential Information in whatever form or medium existing in their possession or under their control pursuant to Paragraph 3, above.

     6.  SALE OF RIGHTS TO SHARES OF TII-UTAH.  In consideration of Baetz and
Gallant: (i) accepting election to the board of directors of the Companies,
(ii) accepting appointments as officers of the Companies, (iii) undertaking to provide financing to prevent the Companies' bankruptcy or insolvency:

          (a) And in consideration for paying the aggregate sum of $10.00 to the TII Parties, each of Guest and Alverson hereby assign to the Company for cancellation all of their right, title and interest in and to all of their warrants, stock options and other rights of any kind to acquire shares of capital stock of either of the Companies or any of their affiliates to which any of them is entitled (collectively, the "Rights"), all as more particularly identified in Exhibit H. Each of the TII Parties represents and warrants that Exhibit H fully and accurately sets forth all of the Rights owned or controlled by such TII Party or on his behalf. As used herein, "affiliates" means: (i) any corporation or other business entity which is wholly or partially owned by the Companies or in which the Companies have any kind of an equity interest, and (ii) any corporation or other business entity that operates in conjunction with or its operations are related to the business or operations of the Companies. Each of the TII Parties shall execute and deliver a stock power or assignment and such other documents as may be requested by Gallant and Baetz in order to effect the transfer of the Shares and the Rights as provided or contemplated in this Agreement.

          (b) And in further consideration of the payment of $10.00 to TII-Utah, the TII Parties, in their capacity as the directors of TII-Utah, adopt a resolution to issue to Baetz and Gallant a number of common shares of TII-Utah in an amount equal to two times the sum of: (i) all of the issued and outstanding shares of capital stock of TII-Utah, plus (ii) the number of shares issuable upon the exercise of all warrants, stock options and any other rights to purchase or acquire capital stock of TII-Utah; less the number of shares acquired by Gallant and Baetz under in subparagraph 6(a), above. Attached as Exhibit I is a true and correct copy of the Action by Unanimous Written Consent of the Board of Directors of TII-Utah, pursuant to which the board of directors authorizes and approves the sale and issuance of capital stock as provided herein.

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          (c)  The shares of TII-Utah capital stock issued to Baetz and
Gallant pursuant to subparagraph 6(b) are "restricted securities" under applicable federal securities laws and regulations and are subject to restrictions upon their transfer. The TII Parties each agree to restrict the transfer of all of their shares of TII-Utah capital stock now owned or controlled by them as if all of such shares were "restricted securities" issued at the same time as the shares of TII-Utah capital stock issued to Gallant and Baetz pursuant to subparagraph 6(b).

          7. CONDITION. The effectiveness of this Agreement is conditioned upon the execution of another agreement by Messrs. Lou Prescott, Lee Papier and Matt Lothian pursuant to which each of them assigns to Baetz and Gallant all of their right, title and interest in and to one-half (1/2) of all of the shares of capital stock of the Companies and any of their affiliates, owned or controlled by each of them or on their behalf and all of their respective right, title and interest in and to all of the warrants, stock options and other rights of any kind to acquire shares of capital stock of either of the Companies or any of their affiliates to which any of them is entitled.

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          8.  ATTORNEYS' FEES.  In the event of any suit, action or
proceeding brought by any party for the breach of any term hereof, or to enforce any provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees in addition to court costs and other expenses of litigation. This provision for attorneys' fees shall include any attorneys' fees and costs incurred in connection with any appellate action.

          9. SEVERABILITY AND GOVERNING LAW. If any provision of this Agreement is determined to be unenforceable, validity and enforceability of the remaining provisions of the Agreement shall not be affected. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Any provision determined to be invalid or unenforceable may be reformed or modified to make such provision valid or enforceable so as to accomplish the intent of the provision as closely as possible. To the extent consistent with applicable law The validity, enforcement, performance, construction, and interpretation of this Agreement shall be determined in accordance with California law.

          10. WAIVER. This Agreement shall not be changed or modified, and no provision may be waived, in whole or in part, except as contained in a written document signed by all the parties.

          11. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of, the parties hereto and their respective successors and assigns, but shall not be assignable by Paisley or Alverson.

          12. INDEMNIFICATION. In addition to any other remedy at law or equity available to Baetz and Gallant, each of the TII Parties, jointly and individually, shall defend, indemnify and hold harmless Baetz and Gallant from and against all loss, damage and liability, including attorneys fees and costs, arising from any breach or nonperformance of this Agreement, including without limitation, any misrepresentation, breach of a warranty or nonperformance of a covenant.

          13. RECITALS. The parties agree, represent and warrant that the recitals are true and correct and the sane are incorporated in this Agreement.

          14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall be deemed to be on original instrument, but all of such counterparts together shall constitute but one agreement.

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          The parties execute this Agreement on the date set forth above in
Newport Beach, California.



/s/ Doug Baetz                          /s/ Glenn Gallant
----------------------                  ----------------------
Doug Baetz                              Glenn Gallant



/s/ William A. Alverson                  /s/ Dale Paisley
-----------------------                  ----------------------
William M. Alverson                     Dale Paisley



/s/ Mark Guest
-----------------------
Mark Guest

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